Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members

Charter Amerifit LLC

Cromwell, CT

We have audited the accompanying consolidated balance sheet of Charter Amerifit LLC and subsidiaries (the “Company”) as of December 31, 2008, and the related consolidated statements of income, changes in members’ equity and comprehensive income, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Charter Amerifit LLC and subsidiaries as of December 31, 2008, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

April 3, 2009

CHARTER AMERIFIT LLC

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2008

In thousands

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,834
Accounts receivable, net of allowance for doubtful accounts of $129	10,224
Inventories	7,545
Prepaid expenses and other current assets	1,062
Deferred income taxes - current	1,925
Total current assets	29,590

GOODWILL	67,941
INTANGIBLE ASSETS, NET	60,100
PROPERTY AND EQUIPMENT, NET	2,359
OTHER NONCURRENT ASSETS	23

TOTAL ASSETS	$160,013

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Revolving credit facility	$—
Accounts payable	4,120
Accrued liabilities	5,155
Accrued taxes	1,285
Current portion of long-term debt	13,335
Accrued interest	987
Total current liabilities	24,882

LONG-TERM DEBT, excluding current portion	43,444
DEFERRED INCOME TAXES	16,514
ACCRUED INTEREST, excluding current portion	39

Total liabilities	84,879

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES	307

MEMBERS’ EQUITY
Members’ equity, including Series A convertible preferred stock, with a liquidation preference of $12,700 at December 31, 2008 and Series B convertible preferred stock, with a liquidation preference of $5,000 at December 31, 2008	74,827

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$160,013

See notes to consolidated financial statements.

CHARTER AMERIFIT LLC

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

In thousands

NET SALES	$74,495

COST OF GOODS SOLD	20,725

53,770

OPERATING EXPENSES
Advertising and selling	19,230
General and administrative	14,304
Woburn facility product development and closing costs	3,078
Depreciation and amortization	2,465
Transaction costs	900

Total operating expenses	39,977

OPERATING INCOME	13,793

OTHER EXPENSE (INCOME)
Interest expense	7,830
Interest income	(105)
Other expense (income)	1
Total other expense	7,726

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	6,067

INCOME TAX PROVISON	2,954

MINORITY INTEREST IN INCOME OF SUBSIDIARIES	103

NET INCOME	$3,010

See notes to consolidated financial statements.

CHARTER AMERIFIT LLC

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

In thousands

MEMBERS’ EQUITY	Members’ Interest	Preferred Stock Series A	Preferred Stock Series B	Accumulated (Deficit) Earnings	Accumulated Other Comprehensive Income(Loss)	Comprehensive Income	Members’ Interest Contribution Receivable	Total Members’ Equity

BALANCE, JANUARY 1, 2008	$49,391	$11,500	$5,000	$5,422	$(151)		$(100)	$71,062

Net income	—	—	—	3,010	—	$3,010	—	3,010
Foreign currency translation adjustment	—	—	—	—	(64)	(64)	—	(64)
Comprehensive income						$2,946
Additional capital contributions	122	—	—	—	—		—	122
Accrued dividends	—	1,200	—	(1,200)	—		—	—
Stock option compensation expense of subsidiary	697	—	—	—	—		—	697

BALANCE, DECEMBER 31, 2008	$50,210	$12,700	$5,000	$7,232	$(215)		$(100)	$74,827

See  notes to consolidated financial statements.

CHARTER AMERIFIT LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2008

In thousands

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$3,010
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,588
Deferred taxes	2,771
Interest expense – noncash payment in kind	1,361
Stock option compensation expense of subsidiary	697
Amortization of debt issuance costs	630
Net loss on property and equipment disposal	377
Minority interest in income of subsidiaries	103
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	387
Inventories	(2,708)
Prepaid expenses and other assets	(136)
Accounts payable	(517)
Accrued expenses	(1,261)
Accrued taxes	(203)
Accrued interest	214

Net cash provided by operating activities	7,313

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of property and equipment	4,212
Capital expenditures	(998)

Net cash provided by investing activities	3,214

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on long-term debt	(7,735)
Debt amendment costs	(199)

Net cash used in financing activities	(7,934)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(64)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,529

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	6,305

CASH AND CASH EQUIVALENTS, END OF YEAR	$8,834

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for:
Income taxes	$450
Interest	$5,951

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING TRANSACTIONS
On April, 1, 2008, deferred entrepreneurial fees of $122 were converted to members’ equity.

See notes to consolidated financial statements.

CHARTER AMERIFIT LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands except per share data)

1.              BUSINESS

Description of Business

Charter Amerifit LLC, a Delaware limited liability company (the “Company”), owns Charter Amerifit Holding Corporation (“Holding”), a Delaware corporation, which owns a controlling interest in Amerifit Brands, Inc. (“ABI”) (formerly Amerifit Nutrition, Inc.).  ABI, a Delaware corporation, has two subsidiaries, Amerifit, Inc. (“AFI”) and Amerifit Pharma, Inc. (“Pharma”).  AFI develops, markets and sells branded health and wellness products to leading mass market, club, food, drug and health food store customers.  AFI also operates a wholly owned subsidiary, Estroven Limited, which sells the Estroven® brand in the United Kingdom through a distributor.  Pharma manufactured and marketed prescription and over-the-counter (“OTC”) products oriented toward urinary tract health.

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company, Holding, ABI, AFI, Pharma, and Estroven Limited.  Inter-company transactions and accounts have been eliminated in consolidation.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and short-term, highly liquid investments with an original maturity of three months or less, when purchased.

Inventories — Inventories consist of raw materials, work-in-process and finished products and are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment — Property and equipment are recorded at cost, except for acquired property and equipment that was recorded at fair value based on appraisals at the time of acquisitions.  Expenditures for maintenance and repairs, which do not extend the useful life of the related assets, are charged to expense as incurred.  Upon retirement or sale, the cost and the related accumulated depreciation of the assets are removed from the accounts and any gain or loss is included in operations for the period.  Depreciation is provided using straight-line methods over the estimated useful lives of the respective assets within the following ranges:

Building	30 years*
Leasehold improvements	3 to 5 years
Machinery and laboratory equipment	1 to 5 years*
Furniture, fixtures and equipment	5 years
Office equipment, computer and software	3 to 5 years
Vehicle	3 years

*Through the date sold or otherwise disposed of during 2008

Capitalized Software — Internally used software, whether purchased or developed, is capitalized and amortized using the straight-line method over its estimated useful life. In accordance with AICPA Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” the Company capitalizes certain costs associated with software such as costs of employees devoting time to the projects and external direct costs for materials and services. Costs associated with internally developed software to be used internally are expensed until the point at which the project has reached the development stage. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred. The capitalization of software requires judgment in determining when a project has reached the development stage and the period over which the Company expects to benefit from the use of that software. The Company reviews the economic lives of its capitalized software annually. Capitalized software is amortized over three to five years.

Goodwill and Other Intangible Assets — Goodwill represents the excess of cost over fair value of net assets acquired.  Other acquired intangible assets consist of trade names, license agreement, customer relationships, computer related assets and covenants not to compete.  Except for the indefinite lives of trade names and a license agreement, all other intangible assets are amortized using the straight-line method over their estimated useful lives.  Debt issuance costs related to loans with quarterly re-payment schedules are amortized using the effective interest method over the term of the loan of approximately 5 years.  The remainder of the debt issuance costs, which relate to loans with no scheduled re-payment terms other than maturity, are amortized on a straight-line basis over the term of the related debt.  Goodwill and other intangible assets are reviewed for impairment annually or earlier, whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.  No impairment charges were recorded for 2008.

Minority Interest — The Company has a majority ownership interest in its subsidiary ABI and exercises control over its operations.  Accordingly, the Company consolidates ABI in the accompanying consolidated financial statements.  The recorded minority interest reflects the portion of ABI’s earnings that are applicable to certain minority shareholders.  As such, minority interest expense has been recorded at the full 2.77% minority ownership in ABI in 2008 as all losses previously recognized by the Company have been fully recovered.

Income Taxes — The Company accounts for income taxes in accordance with the asset and liability method of accounting for deferred income taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized, and income or expense is recorded, for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  The Company files a consolidated federal income tax return except for its foreign subsidiary, which files in its local jurisdiction.

Comprehensive Income — Other comprehensive income (loss) includes foreign currency translation adjustments in equity that are excluded from net income, and are reflected separately in members’ equity in accumulated other comprehensive income.

Fair Value — The Company’s financial instruments consist of cash and cash equivalents, trade receivables, accounts payable, other current assets and liabilities and long-term debt.  Due to the short maturity of the Company’s cash and cash equivalents, trade receivables, accounts payable and other current assets and liabilities, the carrying values of these items are a reasonable estimate of their fair values.  The fair values of long-term debt with third parties approximate their carrying values.  It was not practicable to estimate the fair value of notes payable and long-term debt with affiliates due to the related party nature and lack of comparable arrangements with a non-related party.

Revenue Recognition — Revenue is recognized upon shipment and is recorded net of estimated sales returns, discounts and allowances.  The Company’s shipping terms are primarily FOB shipping point.

Cost of Goods Sold — Cost of goods sold represents expenses incurred that are directly connected with bringing products to a salable condition.  Such costs include raw materials, labor, overhead expenses and in-bound transportation costs.

Shipping Costs — Shipping costs, primarily outbound freight, amounting to $1,603 for the year ended December 31, 2008 is reflected in general and administrative expenses.

Advertising Costs — Advertising costs, consisting primarily of print and electronic media, are expensed when the related advertising takes place.  Advertising expense was $7,946 for the year ended December 31, 2008.

Woburn Facility Product Development and Closing Costs — In 2008, the Company commenced development of certain products in a facility formerly used by the Company for the manufacture of drug products.  During the year, the Company decided to out-source these activities and close the facility and sell the land, building and equipment.  During 2008, the Company incurred $3,078 of non-recurring expenses including $370 related to the loss on the sale of assets.

Stock-Option Compensation — On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors including employee stock options, restricted stock, and other stock-based awards based on estimated fair values. SFAS 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal year 2006.

Transaction Costs — Transaction costs represent expenses related to potential acquisitions that have not been consummated.  These costs include investment banking fees, legal fees, tax and accounting fees and consulting charges.

Concentration of Credit Risk — Financial instruments, which subject the Company to credit risk, are principally accounts receivable.  The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

The Company’s revenues from continuing operations are concentrated in mass-market retail channels and health food stores throughout the United States.  Two product lines generated approximately 74% of sales for the year ended December 31, 2008.  Approximately 26% of sales were with one customer for the year ended December 31, 2008.  This customer accounted for approximately 25% of consolidated accounts receivable as of December 31, 2008.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities, if applicable, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign Currency Translation — The Company’s foreign subsidiary maintains its accounts in its respective local currency.  Assets and liabilities are translated to U.S. dollars at year-end exchange rates.  Income and expenses are translated at average rates of exchange prevailing during the year.  Foreign currency translation adjustments are accumulated and reported as other comprehensive income as a component of members’ equity.  The effects of changes in exchange rates on foreign currency transactions are included in operations and are not material.

New Accounting Pronouncements — In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes.”  FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No.109, Accounting for Income Taxes and provides guidance on classification and disclosure requirements for tax contingencies.  FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This interpretation was originally effective for fiscal years beginning after December 15, 2006, however, it was subsequently deferred to fiscal years beginning after December 15, 2008.  The Company is evaluating the impact of adoption of these interpretations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which provides a consistent definition of fair value which focuses on exit price and prioritizes, within a measurement of fair value, the use of market-based inputs over entity-specific inputs. SFAS No. 157 requires expanded disclosures about fair value measurements and establishes a three-level hierarchy for fair value measurements based on the transparency of inputs to the valuation of an asset or liability as of the measurement date. The standard also requires that a company use its own nonperformance risk when measuring liabilities carried at fair value, including derivatives. In February 2008, the FASB approved a FASB Staff Position (“FSP”) that permits companies to partially defer the effective date of SFAS No. 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The FSP did not permit companies to defer recognition and disclosure requirements for financial assets and financial liabilities or for nonfinancial assets and nonfinancial liabilities that are remeasured at least annually.

SFAS No. 157 is effective for financial assets and financial liabilities and for nonfinancial assets and nonfinancial liabilities that are re-measured at least annually for financial statements issued for fiscal years beginning after November 15, 2007. The provisions of SFAS No.157 will be applied prospectively. The Company intends to defer adoption of SFAS No. 157 for one year for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.  The Company is currently evaluating the effects, if any, that SFAS No. 157 may have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value, and is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company has not elected to apply the fair value option and, therefore, concluded that the adoption of SFAS 159 has no impact on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations.” SFAS No. 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statement to evaluate the nature and financial effects of the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and, therefore will not impact the Company’s consolidated financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51.” SFAS No. 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim statements within those fiscal years. The adoption of SFAS No. 160 is not expected to have a material impact on the Company’s consolidated financial statements.

3.              INCOME TAXES

The provision (benefit) for income taxes for the year ended December 31, 2008 consists of the following:

Current provision:
Federal	$1,618
State	(1,435)

183
Deferred provision:
Federal	706
State	2,065

2,771

$2,954

The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. federal income tax rate to income (loss) before taxes is primarily attributable to state income taxes and statutory limitations on certain deductible costs.

Temporary differences, which give rise to significant portions of the deferred tax assets/liabilities relate primarily to depreciation, amortization and net operating loss carryforwards.

The deferred income taxes at December 31, 2008 consist of the following:

	Current	Non-Current	Total
Deferred Tax Assets (Liabilities)
Federal	$2,005	$(13,223)	$(11,218)
State	(80)	(3,291)	(3,371)

	$1,925	$(16,514)	$(14,589)

As of December 31, 2008, the Company had net operating loss carryforwards of approximately $7,144 for federal income tax reporting purposes, which, if unused, expire in years 2015 through 2025. The federal income tax amount of approximately $7,144 is subject to Internal Revenue Code Section 382 limitations including losses of approximately $1,861, which will expire prior to utilization. The resulting $5,283 of the net operating loss carryforwards is available to offset future tax liabilities.

4.              INVENTORIES

Inventories at December 31, 2008 consist of the following:

Finished goods	$3,685
Work in process	2,945
Raw materials	915

Inventories, net	$7,545

5.              PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 consists of the following:

Office equipment, computers, and software	$2,079
Furniture, fixtures, and equipment	277
Leasehold improvements	83
Vehicles	17

2,456
Less: accumulated depreciation and amortization	(339)

2,117
Construction in progress	242

Property, plant and equipment, net	$2,359

Depreciation expense for the year ended December 31, 2008 was $789.

6.              GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is $67,941 at December 31, 2008.

Goodwill and intangible assets not subject to amortization are tested for impairment annually on December 31 using a fair value approach, in accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. There were no impairments of goodwill or intangible assets not subject to amortization recorded in 2008.

Intangible assets at December 31, 2008 are comprised of the following:

Customer relationships	15 – 20	$33,420
Proprietary database assets	3	290
Covenants not to compete	1 – 4	442
Debt issuance costs	1 – 5	3,398

		37,550
Accumulated Amortization		(9,552)

		27,998
Not Subject to Amortization
Trade Names		31,890
License Agreements		212

		32,102

Total intangible assets		$60,100

Amortization expense for the year ended December 31, 2008 was $1,799. Amortization of debt issuance expense was recorded as interest expense and was $630 for the year ended December 31, 2008. Amortization expense is expected to be $1,775, $1,757, $1,742, $1,742 and $1,742 for the years 2009, 2010, 2011, 2012 and 2013, respectively.

7.              LONG-TERM DEBT

In April 2005, the Company entered into a revolving credit financing agreement with CapSource, pursuant to which CapSource provided the Company with a senior secured revolving credit facility up to $10,000. Available credit is based on eligible receivables and inventory. Interest is charged at the greater of the prime rate or 5.25% plus 3.5%, plus a charge of 0.5% for the unused line fee. The prime rate at December 31, 2008 was 3.25%. There was no balance outstanding on the revolving credit and $9,369 was available for borrowing under this agreement as of December 31, 2008. The revolving credit facility matures on March 31, 2010.

Long-term debt at December 31, 2008 consisted of:

Term loan A	$8,439
Term loan B	19,689
Subordinated debt	21,800
Unsecured promissory note	4,000
Capitalized interest	2,851

56,779
Less: current portion of long-term debt	(13,335)

Long-term debt, excluding current portion	$43,444

In April 2005, the Company obtained two senior secured five-year term loans from CapSource, Term Loan A and Term Loan B, in addition to the revolving credit facility; subordinated debt from OakTree and an unsecured promissory note.

Term loan A is payable in quarterly installments of $1,570 through December 2009 with a final payment of $2,159 due on March 31, 2010. Interest for Term loan A is calculated at the greater of the prime rate or 5.25% plus 3.5%. The rate was 8.75% at December 31, 2008. Term loan B is payable in full at maturity on March 31, 2010. Interest for Term loan B is calculated at the greater of the prime rate or 5.25% plus 7.00%. The rate was 12.25% at December 31, 2008. Payment in kind (“PIK”) interest was capitalized into the principal balance on a monthly basis through October 2008 when the credit facility was amended and no further PIK interest was required. Capitalized interest was $222 at December 31, 2008. Upon maturity of the Term loans, the Company will either pay off or refinance the outstanding balance.

The subordinated debt is payable in full at maturity on October 1, 2010. Interest is calculated at 12% plus 2% PIK interest. The PIK interest is capitalized into the principal balance on a quarterly basis. Capitalized interest was $1,574 at December 31, 2008. The interest rate at December 31, 2008 was 14.0%.

The credit agreements with CapSource and OakTree contain certain covenants, including restrictions on the ability of the Company to pay dividends. The Company was not in compliance with a certain covenant for the periods ending March 31, 2008 and June 30, 2008. All CapSource covenants were amended in October 2008 and the events of default were waived. The Company was in compliance with all financial covenants as of December 31, 2008. Substantially all the assets of the Company are pledged as collateral under the terms of these agreements.

The credit agreement with CapSource also contains a requirement to remit excess cash flow, as defined, to CapSource within three months after year end. The excess cash flow amount as of December 31, 2008 was $2,000 and is included in the current portion of long-term debt in the accompanying consolidated balance sheet.

In April 2005, the Company issued an unsecured promissory note for $4,000. An officer of the Company holds an interest in this note. PIK interest was charged at 14% at December 31, 2008. The PIK interest is capitalized into the principal balance on an annual basis. Capitalized interest was $1,055 at December 31, 2008. The note was payable in full at maturity on March 30, 2008, however, the Company did not meet certain performance tests agreed to by and between the Company, CapSource and OakTree. Failure to repay the note resulted in the Company being in default of the related debt. The note is classified as a current liability on the accompanying consolidated balance sheet as of December 31, 2008. Lack of repayment at the debt’s maturity resulted in interest rate increases to the debt of 2.0% per annum every 90 days to a maximum of 16% per annum.

Interest expense was $7,200 for the year ended December 31, 2008.

8.              MEMBERS’ EQUITY

The Company was organized as a Delaware limited liability company on April 1, 2005 and has a term expiring December 31, 2030, unless dissolution occurs at an earlier time. There are two classes of members and each member’s liability is limited to its capital contribution. Within members’ equity, Series A and B preferred stock exists, in addition to common stock. All members have voting rights equal to their respective percentage interest in the Company. There were 5,806 shares with a par value of $.01 authorized, issued and outstanding at December 31, 2008. These shares included 4,903 of common shares at December 31, 2008 and 903 of preferred shares at December 31, 2008. There were 592 shares of Series A Preferred Stock with a par value of $.01 authorized, issued and outstanding at December 31, 2008. The Series A Preferred Stock carries annual dividends of 12% or the actual return upon liquidation, whichever is greater. The Company has accrued $2,700 of accumulated dividends which are included in members’ equity on the accompanying consolidated balance sheets as of December 31, 2008. There were 311 shares of Series B Preferred Stock with a par value of $.01 authorized, issued and outstanding at December 31, 2008. The Series B Preferred Stock does not carry a dividend rate. The Preferred Stock has no mandatory conversion or redemption features. An option to convert the Preferred Stock into common stock exists.

Allocations of distributions, net income, net losses and liquidation proceeds to members of the Company are defined within the Amended and Restated Limited Liability Company Agreement of Charter Amerifit LLC, dated September 29, 2006. According to the agreement, in the event of liquidation, such proceeds would be applied: first, to payment of expenses of liquidation, debts and liabilities of the Company; second, to Series A and B preferred stock members as defined per the agreement; and third, to remaining members as defined in the agreement.

Stock Options — The Company grants stock options to its employees under stock option plans of ABI. In 2008, 21 non-qualified options were granted to purchase stock at $21.22 per share. These options vest at a rate of 33.3% per year starting on the first anniversary date of the grant and expire after 10 years. There were 177 shares of common stock with a par value of $.01 issued and outstanding at December 31, 2008 related to participants that have exercised stock options and purchased common stock of ABI (see Note 2). As of December 31, 2008, approximately 184 stock options are available for future grants under the Company’s stock option plans. As of December 31, 2008, there was approximately $800 of unrecognized compensation cost related to unvested stock options. The cost is expected to be recognized through February 2011 with a weighted average recognition period of approximately one year.

Presented below is a summary of stock option activity for both non-qualified and incentive stock options for the year ended December 31, 2008

	Outstanding		Exercisable
	Options Outstanding	Weighted Average Exercise Price	Options Exercisable	Weighted Average Exercise Price

Balance January 1, 2008	568	$13.44	241	$8.86

Granted	21	21.22
Cancelled	(33)	21.34

Balance December 31, 2008	556	$13.25	394	$11.01

Vested and expected to vest at December 31, 2008	556

Exercise prices for options outstanding as of December 31, 2008 ranged from $3.58 to $21.34.

Presented below is certain information with respect to options outstanding and exercisable at December 31, 2008.

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life-Years	Options Exercisable	Weighted Average Exercise Price

Range of Exercise Prices
$3.58 to $5.00	77	$4.03	5.2	77	$4.03
$10.19 to $13.25	251	11.03	6.3	247	11.01
$16.10	108	16.10	7.9	46	16.10
$21.34	99	21.34	8.3	33	21.34
$21.22	21	21.22	9.2	—	—

	556	$13.25	6.9	403	$11.10

The weighted-average fair values at the date of grant for options granted during the year ended December 31, 2008 was $8.94. The Black-Scholes option valuation model was used to calculate the fair value of the stock option awards. The key assumptions for this valuation model, as well as a discussion of each of the assumptions used in the valuation model, follows:

Risk-free interest rate	3.51% - 5.09%
Expected life of stock options - years	6.5
Expected volatility of common stock	42%
Expected annual dividends on common stock	$0.00

Risk-Free Interest Rate — This is the U.S. Treasury rate for the month of the grant having a term equal to the expected term of the option. An increase in the risk-free interest rate will increase compensation expense.

Expected Life — This is the period of time over which the options granted are expected to remain outstanding. Options granted have a maximum term of 10 years. An increase in the expected term will increase compensation expense.

Expected Volatility — This is a measure of the amount by which a price has fluctuated or is expected to fluctuate. Expected volatility is derived from the historical volatility of a selected group of industry related companies. An increase in the expected volatility will increase compensation expense.

Expected Annual Dividends — The Company has no plans to pay dividends in the foreseeable future. An increase in the dividend yield will decrease compensation expense.

9.              PROFIT SHARING PLAN

The Company has a 401(k) profit-sharing plan for employees subject to certain age and service requirements. Eligible participants may contribute up to 100 percent of their salary within limits established by the Internal Revenue Code. The Company matches 100 percent of employee contributions to the plan up to four percent of an employee’s compensation with immediate vesting. The profit sharing portion of the plan is discretionary and noncontributory. There was no discretionary contribution made by the Company for the year ended December 31, 2008. Company matching contributions made to the plan for the year ended December 31, 2008 totaled $218.

10.       MANAGEMENT FEE

The Company pays a management fee to its primary investors, Charterhouse Group and Bear Growth Capital Partners. Management fees were $500 for the year ended December 31, 2008, and are reflected in general and administrative expenses.

11.       COMMITMENTS AND CONTINGENCIES

The Company leases its office and warehouse space, as well as certain equipment and vehicles under non-cancelable operating lease arrangements, some of which have renewal options. The future minimum lease payments under the lease obligations are as follows:

Fiscal Year
2009	$667
2010	633
2011	652
2012	130

$2,082

Lease expense for the years ended December 31, 2008 was $676.

In the course of its normal business operations and from time to time, the Company is involved in various legal proceeding and claims. Although the ultimate outcome of any lawsuits pending at the balance sheet date are indeterminable, it is the opinion of management that resolution of any lawsuit would not have a material adverse effect on the consolidated financial position or results of operations of the Company.

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